Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

REGIONS BANK

(Exact name of trustee as specified in its charter)

An Alabama Banking Corporation	63-0371391
(Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Regions Bank

Corporate Trust Department

1901 6th Avenue North, 28th Floor

Birmingham, Alabama 35203

(Address of principal executive offices)

Wallace L. Duke, Jr.

Vice President

Regions Bank, Corporate Trust Services

150 Fourth Avenue North, Suite 900

Nashville, Tennessee 37219

(615) 770-4359

(Name, address and telephone number of agent for service)

CHS/Community Health Systems, Inc.

(Exact name of obligor as specified in its charter)

Delaware	76-0137985
(Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(615) 465-7000

(Address of principal executive offices)

5.125% Senior Secured Notes due 2021

6.875% Senior Notes due 2022

(Title of the indenture securities)

Additional Obligors

Exact Name of Additional Obligors	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Community Health Systems, Inc.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	13-3893191

Abilene Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-0496920

Abilene Merger, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-0496918

Affinity Health Systems, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3391769

Affinity Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3391873

Amory HMA, LLC	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3750001

Anna Hospital Corporation	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	36-4431843

Anniston HMA, LLC	AL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	72-1346819

Bartow HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-1888382

Berwick Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	23-2975836

Big Bend Hospital Corporation	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2717545

Big Spring Hospital Corporation	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2574581

Biloxi H.M.A., LLC	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	59-2754033

Birmingham Holdings II, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-2784086

Birmingham Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3320362

Blue Island Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-4082512

Blue Island Illinois Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	61-1667279

Bluefield Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-2372042

Bluefield Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-2372291

Bluffton Health System LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1792272

Brandon HMA, LLC	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	64-0885458

Exact Name of Additional Obligors	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Brevard HMA Holdings, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3137706

Brevard HMA Hospitals, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3141947

Brownsville Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557534

Brownwood Hospital, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762521

Brownwood Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762523

Bullhead City Hospital Corporation	AZ	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	86-0982071

Bullhead City Hospital Investment Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-1577204

Campbell County HMA, LLC	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2528273

Carlisle HMA, LLC	PA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	25-1887146

Carlsbad Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762526

Carolinas JV Holdings General, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-2227746

Carolinas JV Holdings, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-2227809

Central Florida HMA Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3964329

Central States HMA Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3964397

Centre Hospital Corporation	AL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4370931

Chester HMA, LLC	SC	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-1231400

CHHS Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-2189938

CHS Kentucky Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1639057

CHS Pennsylvania Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1639170

CHS Virginia Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1639119

CHS Washington Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3272205

Exact Name of Additional Obligors	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Citrus HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-0195256

Clarksdale HMA, LLC	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	64-0869163

Clarksville Holdings II, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-5498575

Clarksville Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3320418

Cleveland Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1587878

Cleveland Tennessee Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1281627

Clinton Hospital Corporation	PA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	90-0003715

Coatesville Hospital Corporation	PA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	23-3069798

Cocke County HMA, LLC	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2528314

College Station Hospital, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762360

College Station Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762359

College Station Merger, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1771861

Community GP Corp.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1648466

Community Health Investment Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	76-0152801

Community LP Corp.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1648206

CP Hospital GP, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3904557

CPLP, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3904614

Crestwood Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769644

Crestwood Hospital LP, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762369

CSMC, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762362

CSRA Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-5111915

Exact Name of Additional Obligors	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Deaconess Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	47-0890490

Deaconess Hospital Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-2401268

Deming Hospital Corporation	NM	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	85-0438008

Desert Hospital Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8111921

Detar Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1754943

DHFW Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-2817294

DHSC, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-2871473

Dukes Health System, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	52-2379885

Dyersburg Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557536

Emporia Hospital Corporation	VA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	54-1924866

Evanston Hospital Corporation	WY	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	83-0327475

Fallbrook Hospital Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	91-1918215

Florida HMA Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3964255

Foley Hospital Corporation	AL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1811413

Forrest City Arkansas Hospital Company, LLC	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4217095

Forrest City Hospital Corporation	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4216978

Fort Payne Hospital Corporation	AL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4370870

Fort Smith HMA, LLC	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-1013889

Frankfort Health Partner, Inc.	IN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	35-2009540

Franklin Hospital Corporation	VA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	52-2200240

Gadsden Regional Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	63-1102774

Galesburg Hospital Corporation	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	37-1485782

Exact Name of Additional Obligors	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Granbury Hospital Corporation	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2682017

Granite City Hospital Corporation	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	36-4460625

Granite City Illinois Hospital Company, LLC	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	36-4460628

Greenville Hospital Corporation	AL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	63-1134649

GRMC Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8112090

Hallmark Healthcare Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	63-0817574

Hamlet H.M.A., LLC	NC	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	58-1741827

Health Management Associates, Inc.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	61-0963645

Health Management Associates, LP	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-1601497

Health Management General Partner I, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-1721316

Health Management General Partner, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-1690736

HMA Fentress County General Hospital, LLC	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	95-3974754

HMA Hospitals Holdings, LP	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3964154

HMA Santa Rosa Medical Center, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	68-0045270

HMA Services GP, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-1707507

Hobbs Medco, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769641

Hospital Management Associates, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	35-1410796

Hospital Management Services of Florida, LP	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-5917647

Hospital of Barstow, Inc.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	76-0385534

Hospital of Fulton, Inc.	KY	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	61-1218106

Hospital of Louisa, Inc.	KY	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	61-1238190

Exact Name of Additional Obligors	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Hospital of Morristown, Inc.	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1528689

Jackson HMA, LLC	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	64-0907122

Jackson Hospital Corporation (KY)	KY	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	61-1285331

Jackson Hospital Corporation (TN)	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557525

Jefferson County HMA, LLC	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2528414

Jourdanton Hospital Corporation	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	74-3011840

Kay County Hospital Corporation	OK	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4052833

Kay County Oklahoma Hospital Company, LLC	OK	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4052936

Kennett HMA, LLC	MO	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-0248087

Key West HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	65-0905661

Kirksville Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	36-4373298

Knoxville HMA Holdings, LLC	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2528116

Lakeway Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1564360

Lancaster Hospital Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	57-1010381

Las Cruces Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2905434

Lea Regional Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1760149

Lehigh HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	65-1144586

Lexington Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557533

Lone Star HMA, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	41-2035884

Longview Clinic Operations Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-1470252

Longview Medical Center, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762420

Exact Name of Additional Obligors	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Longview Merger, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769639

LRH, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762421

Lutheran Health Network of Indiana, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762363

Madison HMA, LLC	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	03-0400182

Marion Hospital Corporation	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	37-1359605

Martin Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557527

Massillon Community Health System LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	55-0799029

Massillon Health System LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	34-1840860

Massillon Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-0201156

McKenzie Tennessee Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557531

McNairy Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557530

MCSA, L.L.C.	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	71-0785071

Medical Center of Brownwood, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762425

Melbourne HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3142044

Merger Legacy Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-1344746

Mesquite HMA General, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	41-2035879

Metro Knoxville HMA, LLC	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2535623

Mississippi HMA Holdings I, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3964464

Mississippi HMA Holdings II, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3964541

MMC of Nevada, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1543617

Moberly Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	43-1651906

Monroe HMA, LLC	GA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-0141568

Exact Name of Additional Obligors	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

MWMC Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8007512

Nanticoke Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-4577346

Naples HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4401957

National Healthcare of Leesville, Inc.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	95-4066162

National Healthcare of Mt. Vernon, Inc.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	58-1622971

National Healthcare of Newport, Inc.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	71-0616802

Navarro Hospital, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762428

Navarro Regional, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762429

NC-DSH, LLC	NV	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	88-0305790

Northampton Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	52-2325498

Northwest Arkansas Hospitals, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-5896848

Northwest Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762430

NOV Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8112009

NRH, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762431

Oak Hill Hospital Corporation	WV	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-0003893

Oro Valley Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	52-2379881

Palmer-Wasilla Health System, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762371

Payson Hospital Corporation	AZ	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	86-0874009

Peckville Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2672049

Pennsylvania Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	06-1694707

Phillips Hospital Corporation	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2976342

Exact Name of Additional Obligors	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Phoenixville Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-1055060

Poplar Bluff Regional Medical Center, LLC	MO	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	43-1238701

Port Charlotte HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-1852902

Pottstown Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	06-1694708

Punta Gorda HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	65-0526360

QHG Georgia Holdings II, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-1344786

QHG Georgia Holdings, Inc.	GA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	58-2386459

QHG Georgia, LP	GA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	58-2387537

QHG of Bluffton Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1792274

QHG of Clinton County, Inc.	IN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	35-2006952

QHG of Enterprise, Inc.	AL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	63-1159023

QHG of Forrest County, Inc.	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1704095

QHG of Fort Wayne Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	35-1946949

QHG of Hattiesburg, Inc.	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1704097

QHG of Massillon, Inc.	OH	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	31-1472380

QHG of South Carolina, Inc.	SC	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1587267

QHG of Spartanburg, Inc.	SC	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	57-1040117

QHG of Springdale, Inc.	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1755664

QHG of Warsaw Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1764509

Quorum Health Resources, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1742954

Red Bud Hospital Corporation	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	36-4444121

Exact Name of Additional Obligors	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Red Bud Illinois Hospital Company, LLC	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	36-4443919

Regional Hospital of Longview, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762464

River Oaks Hospital, LLC	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	64-0626874

River Region Medical Corporation	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1576702

Rockledge HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3142075

ROH, LLC	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	64-0780035

Roswell Hospital Corporation	NM	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	74-2870118

Ruston Hospital Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8066937

Ruston Louisiana Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8066999

SACMC, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762472

Salem Hospital Corporation	NJ	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	22-3838322

San Angelo Community Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762473

San Angelo Medical, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769697

San Miguel Hospital Corporation	NM	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	74-2930034

Scranton Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-4577223

Scranton Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-4564798

Scranton Quincy Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2671991

Scranton Quincy Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2672023

Sebastian Hospital, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	65-0425888

Sebring Hospital Management Associates, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	59-2546390

Sharon Pennsylvania Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-4257540

Sharon Pennsylvania Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	38-3920098

Exact Name of Additional Obligors	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Shelbyville Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-2909388

Siloam Springs Arkansas Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3635210

Siloam Springs Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3635188

Southeast HMA Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3964613

Southern Texas Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769737

Southwest Florida HMA Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3964696

Spokane Valley Washington Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1315140

Spokane Washington Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1315081

Statesville HMA, LLC	NC	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	56-2206788

Tennessee HMA Holdings, LP	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-1750499

Tennyson Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3943816

Tomball Texas Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2784214

Tomball Texas Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2856063

Tooele Hospital Corporation	UT	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	87-0619248

Triad Healthcare Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2816101

Triad Holdings III, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2821745

Triad Holdings IV, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1766957

Triad Holdings V, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	51-0327978

Triad Nevada Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1639289

Triad of Alabama, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762412

Triad of Oregon, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1761990

Exact Name of Additional Obligors	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Triad-ARMC, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-0496926

Triad-El Dorado, Inc.	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1628508

Triad-Navarro Regional Hospital Subsidiary, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1681610

Tunkhannock Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-4566015

Van Buren H.M.A., LLC	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	58-1725652

Venice HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-1852812

VHC Medical, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769671

Vicksburg Healthcare, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1752111

Victoria Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1760818

Victoria of Texas, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1754940

Virginia Hospital Company, LLC	VA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	02-0691406

Warren Ohio Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3190619

Warren Ohio Rehab Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3190578

Watsonville Hospital Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	91-1894113

Waukegan Hospital Corporation	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3978400

Waukegan Illinois Hospital Company, LLC	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3978521

Weatherford Hospital Corporation	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-5694260

Weatherford Texas Hospital Company, LLC	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-5694301

Webb Hospital Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-0167530

Webb Hospital Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-0167590

Wesley Health System LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	52-2050792

Exact Name of Additional Obligors	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
West Grove Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	25-1892279

WHMC, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762551

Wilkes-Barre Behavioral Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3632720

Wilkes-Barre Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3632542

Wilkes-Barre Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3632648

Williamston Hospital Corporation	NC	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1749107

Winder HMA, LLC	GA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3749930

Women & Children’s Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762556

Woodland Heights Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762558

Woodward Health System, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762418

Yakima HMA, LLC	WA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-0506909

York Pennsylvania Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	32-0360922

York Pennsylvania Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-4082660

Youngstown Ohio Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3074094

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Federal Reserve Bank of Atlanta, 1000 Peachtree Street NE, Atlanta, Georgia 30309-4470

Alabama State Banking Department, P.O. Box 4600, Montgomery, Alabama 36103-4600

(b)	Whether it is authorized to exercise corporate trust powers.

The Trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

No responses are included for Items 3-15 of this Form T-1 because to the best of the Trustee’s knowledge, the obligor is not in default as provided under Item 13.

Item 16.	List of Exhibits.

Exhibit 1.	Articles of Incorporation of the Trustee, attached as Exhibit 1.

Exhibit 2.	Not applicable.

Exhibit 3.	Authorization of the Trustee to exercise corporate trust powers (incorporated by reference to Exhibit 3 to Form T-1, Registration No. 22-21909).

Exhibit 4.	Bylaws of the Trustee, attached as Exhibit 4

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the Trustee required by Section 321(b) of the Act, attached as Exhibit 6.

Exhibit 7.	A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Regions Bank, an Alabama banking corporation, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Nashville and State of Tennessee on the 17th day of September, 2014.

REGIONS BANK

By:	/s/ Wallace L. Duke, Jr.
	Name:	Wallace L. Duke, Jr.
	Title:	Vice President

Exhibit 1 to Form T-1

ARTICLES OF INCORPORATION OF THE TRUSTEE

This instrument prepared by: Charles C. Pinckney Adams and Reese LLP 1901 6th Avenue North, Suite 3000 Birmingham, Alabama 35203

ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION

OF

REGIONS BANK

REGIONS BANK, a corporation organized and existing under the laws of the State of Alabama, hereby certifies as follows:

1.) The name of the corporation is Regions Bank.

2.) This restatement of the Articles of Incorporation restates and integrates the amendments to the Articles of Incorporation as previously filed and further amends the Articles of Incorporation by amending Article 6 of the Articles of Incorporation as previously filed.

3.) The text of the Restated Articles of Incorporation reads as herein set forth in full:

RESTATED ARTICLES OF INCORPORATION

OF

REGIONS BANK

1. The name of this corporation shall be Regions Bank.

2. The principal place of business shall be 1900 Fifth Avenue North, Birmingham, Alabama. The general business of Regions Bank (the “Bank”) shall be conducted at its main office and its branches and other facilities.

3. The Bank shall have the following objects, purposes and powers:

a. To sue and be sued, complain and defend, in its corporate name.

b. To have a corporate seal which may be altered at pleasure, and to use the same by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

c. To purchase, take, receive, lease, or otherwise acquire, own, hold, improve, use and otherwise deal in and with, real or personal property, or any interest therein, wherever situated.

d. To sell, convey, mortgage, pledge, lease, exchange, transfer and otherwise dispose of all or any part of its property and assets, subject to the limitations hereinafter prescribed.

e. To lend money and use its credit to assist its employees.

f. To purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, other domestic or foreign corporations, associations, partnerships or individuals, or direct or indirect obligations of the United States or of any other government, state, territory, governmental district, or municipality or of any instrumentality thereof as may be permitted by law or appropriate regulations.

g. To make contracts, guarantees, and indemnity agreements and incur liabilities, borrow money at such rates of interest as the corporation may determine, issue its notes, bonds, and other obligations, and secure any of its obligations by mortgage, pledge of, or creation of security interests in, all or any of its property, franchises, or income, or any interest therein, not inconsistent with the provisions of the Constitution of Alabama as the same may be amended from time to time.

h. To lend money for its corporate purposes, invest and reinvest its funds, and take and hold real and personal property as security for the payment of funds so loaned or invested.

i. To conduct its business, carry on its operations and have offices and exercise the powers granted by this Article, within or without the State of Alabama.

j. To elect or appoint and remove officers and agents of the Bank, and define their duties and fix their compensation.

k. To make and alter by its board of directors bylaws not inconsistent with its articles of incorporation or with the laws of this state for the administration and regulation of the affairs of the Bank.

l. To make donations for the public welfare or for charitable, scientific, or educational purposes.

m. To transact any lawful business which the board of directors shall find will be in aid of governmental policy.

n. To pay pensions and establish pension plans, pension trusts, profit sharing plans, stock bonus plans, stock option plans and other incentive plans for any or all of its directors, officers and employees.

o. To be a promoter, incorporator, partner, member, trustee, associate, or manager of any domestic or foreign corporation, partnership, joint venture, trust, or other enterprise.

p. To consolidate or merge, before or after the completion of its works or plants, in the manner herein provided, with any other foreign or domestic corporation or corporations engaged in the business of banking or trust companies doing a banking business subject to the limitations hereinafter prescribed.

q. To have and exercise all powers permitted by the laws of Alabama necessary or convenient to effect its purposes.

r. To discount bills, notes or other evidences of debt.

s. To receive and pay out deposits, with or without interest, pay checks, and impose charges for any services.

t. To receive on special deposit money, bullion or foreign coins or bonds or other securities.

u. To buy and sell foreign and domestic exchanges, gold and silver bullion or foreign coins, bonds, bills of exchange, notes and other negotiable paper.

v. To lend money on personal security or upon pledges of bonds, stocks or other negotiable securities.

w. To take and receive security by mortgage, security or otherwise on property, real and personal.

x. To become trustee for any purpose and be appointed and act as executor, administrator, guardian, receiver, or fiduciary.

y. To lease real and personal property upon specific request of a customer, provided it complies with any applicable Alabama laws regulating leasing real property or improvements thereon to others.

z. To perform computer, management and travel agency services for others.

aa. To subscribe to the capital stock and become a member of the federal reserve system and comply with rules and regulations thereof.

bb. To do any business and exercise directly or through operating subsidiaries any powers incident to the business of banks.

4. The duration of the corporation shall be perpetual.

5. The Board of Directors is expressly authorized from time to time to fix the number of Directors which shall constitute the entire Board, subject to the following:

a. The number of Directors constituting the entire Board shall be fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of Directors shall not be reduced so as to shorten the term of any Director at the time in office, and provided further, shall not be less than three nor more than twenty-five (25). Each Director shall be the record owner of the requisite number of shares of common stock of the Bank’s parent bank holding company fixed by the appropriate regulatory authorities.

b. Notwithstanding any other provisions of the Articles of Incorporation or the bylaws of the Bank (and notwithstanding the fact that some lesser percentage may be specified by law, these Restated Articles of Incorporation or the bylaws of the Bank), any Director or the entire Board of Directors of the Bank may be removed at any time, with or without cause by the affirmative vote of the holders of ninety percent (90%) or more of the outstanding shares of capital stock of the Bank entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

6. The aggregate number of shares of capital stock which the Bank shall have authority to issue is thirty thousand five hundred forty six (30,546) shares, which shall be common stock, par value five dollars ($5.00) per share (the “Common Stock”). The Bank shall not issue fractional shares of stock, but shall pay in cash the fair value of fractions of a share as of the time when those otherwise entitled to receive such fractions are determined.

a. Shareholders shall not have pre-emptive rights to purchase shares of any class of capital stock of the Bank. The Bank, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

b. Authority is hereby expressly granted to the Board of Directors from time to time to issue any authorized but unissued shares of Common Stock for such consideration and on such terms as it may determine. Every share of Common Stock of the Bank shall have one vote at any meeting of the shareholders and may be voted by the shareholders of record either in person or by proxy.

c. In the event of any liquidation, dissolution, or winding up of the Bank or upon the distribution of the assets of the Bank, the assets of the Bank remaining after satisfaction of all obligations and liabilities shall be divided and distributed among the holders of the Common Stock ratably. Neither the merger or consolidation of the Bank with another corporation nor the sale or lease of all or substantially all of the assets of the Bank shall be deemed to be a liquidation, dissolution, or winding up of the Bank or a distribution of its assets.

d. The holders of Common Stock shall have the exclusive power to vote and shall have one vote in respect of each share of such stock held by them.

7. The Chief Executive Officer, Secretary, Board of Directors, or holder(s) of at least 90% of the issued and outstanding voting stock of the Bank may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of Alabama, notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the stock transfer book of this Bank.

8. The Bank reserves the right to amend, alter, change or repeal any provision contained in these Restated Articles of Incorporation, in the manner now or hereafter provided by law, at any regular or special meeting of the shareholders, and all rights conferred upon officers, directors and shareholders of the Bank hereby are granted subject to this reservation.

9. The Bank shall indemnify its officers, directors, employees, and agents to the fullest extent permitted by the Constitution and laws of the State of Alabama.

4.) This amendment to and restatement of the Articles of Incorporation was duly adopted by vote of the directors of the Bank pursuant to Section 10A-2-10.03 of the Alabama Business Corporation Law and was approved by the sole shareholder in accordance with Section 10A-2-10.03, by unanimous consent of the holder of 21,546 shares of common stock, constituting all of the shares of capital stock of the Bank outstanding, indisputably represented, and entitled to vote on the amendment. The date of adoption of the Restated Articles of Incorporation was July 17, 2014.

IN WITNESS WHEREOF, said Regions Bank has caused this certificate to be signed by Fournier J. Gale, III, its Senior Executive Vice President, General Counsel and Corporate Secretary, this 17th day of July, 2014.

REGIONS BANK

By:	/s/ Fournier J. Gale, III
Fournier J. Gale, III
Senior Executive Vice President, General Counsel and Corporate Secretary

STATE OF ALABAMA

MONTGOMERY COUNTY

I, John D. Harrison, as Superintendent of Banks for the State of Alabama, do hereby certify that I have fully and duly examined the foregoing Articles of Amendment whereby the shareholder of Regions Bank, a banking corporation located at Birmingham, Alabama, proposes to Restate the Articles of Incorporation.

See attached Articles of Amendment which Restate the Articles of Incorporation of Regions Bank.

I do hereby certify that said Amendment of the Articles of Incorporation appear to be in substantial conformity with the requirements of law and they are hereby approved. Upon the filing of the same, together with this Certificate of Approval, with the proper agency as required by law, the Restated Articles of Incorporation of said bank shall be effective.

Given under my hand and seal of office this the 30th day of July, 2014.

[Seal]

/s/ John D. Harrison

John D. Harrison Superintendent of Banks

Jefferson County

I, the Undersigned, as Judge of Probate in and for said County, in said State, hereby certify that the foregoing is a full, true and correct copy of the instrument with the filing of same as appears of record in this office in vol. 201415 page 9638 Given under my hand and official seal, this the 31st day of July, 2014.

/s/ Alan L. King
Judge of Probate

Exhibit 4 to Form T-1

BY-LAWS OF THE TRUSTEE

BY-LAWS OF

REGIONS BANK

(As amended July 18, 2013)

ARTICLE I. OFFICES

Section 1. Registered Office.

The registered office shall be established and maintained at the office of the CSC Lawyers Incorporating Service, Inc., in the City of Montgomery, in the County of Montgomery, in the State of Alabama, and said corporation shall be the registered agent of this Bank in charge thereof.

Section 2. Other Offices.

The Bank may have other offices, either within or without the State of Alabama, at such place or places as the Board of Directors may from time to time appoint or the business of the Bank may require.

Section 3. Principal Place of Business.

The principal place of business of the Bank shall be in Birmingham, Alabama.

ARTICLE II. MEETINGS OF STOCKHOLDERS

Section 1. Annual Meeting.

Annual meetings of stockholders for the election of Directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Alabama, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.

At each annual meeting, the stockholders entitled to vote shall elect Directors, and they may transact such other corporate business as may properly come before the meeting.

Section 2. Special Meetings.

Special meetings of the stockholders for any purpose or purposes, other than the election of Directors, may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, or by resolution of the Directors. Special meetings of stockholders may be held at such time and place, within or without the State of Alabama, as shall be stated in the notice of the meeting.

Section 3. Voting.

The vote of a majority of the votes cast by the shares entitled to vote on any matter at a meeting of stockholders at which a quorum is present shall be the act of the stockholders on that matter, except as otherwise required by law or by the articles of incorporation of the Bank.

Section 4. Quorum.

A majority of the outstanding shares of the Bank entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of stockholders. If less than a majority of the outstanding shares are represented, a majority of the shares so represented may adjourn the meeting from time to time without further notice, but until a quorum is secured no other business may be transacted. The stockholders present at a duly organized meeting may continue to transact business until an adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

ARTICLE III. DIRECTORS

Section 1. Number and Term.

The number of Directors which shall constitute the whole Board of Directors shall be fixed, from time to time, by resolutions adopted by the Board of Directors, but shall not be less than three persons. The number of Directors shall not be reduced so as to shorten the term of any Director at the time in office.

At each annual meeting of stockholders, all Directors shall be elected for terms of one year, and except as hereinafter provided, each Director shall hold office until the next annual meeting or until his or her successor shall have been elected and qualified, or until his or her earlier retirement, death, resignation or removal. Directors need not be residents of Alabama.

Section 2. Chairman of the Board and Vice Chairman of the Board.

The Board of Directors shall by majority vote designate from time to time from among its members a Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors of the Bank. He or she shall have and perform such duties as prescribed by the By-Laws and by the Board of Directors. The position of Chairman of the Board is a Board position, provided however, the position of Chairman of the Board may be held by a person who is also an officer of the Bank.

The Board of Directors may by majority vote designate from time to time from among its members one or more Vice Chairmen of the Board. A Vice Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors of the Bank which the Chairman of the Board shall be unable to attend. He or she shall assist the Chairman of the Board in the exercise of his or her duties and shall have and perform such duties as are prescribed from time to time by the Board of Directors. In the event of the death or incapacity of the Chairman of the Board, he or she shall perform all the duties of the Chairman of the Board until the next annual meeting of the stockholders or until the Board shall have sooner elected a successor Chairman of the Board. The position of Vice Chairman of the Board is a Board position, provided however, that the position of Vice Chairman of the Board may be held by a person who is also an officer of the Bank.

In the absence of the Chairman of the Board and Vice Chairman of the Board or in case of their inability to act, the Independent Lead Director, if at the time a Director of the Bank has been designated by the Board of Directors as such, shall have and exercise all the powers and duties of such office and shall preside at all meetings of the Board of Directors. If at any Board of Directors meeting none of such persons is present or able to act, the Board of Directors shall select one of its members as acting chair of the meeting or portion thereof.

Section 3. Resignations.

Any Director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time of its receipt by the Chairman of the Board, Chief Executive Officer, the President, or the Secretary or at such other time as may be specified therein. The acceptance of a resignation shall not be necessary to make it effective.

Section 4. Vacancies.

If the office of any Director becomes vacant, the remaining Directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

Section 5. Removal.

Any Director may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Bank entitled to vote generally in the election of Directors considered for this purpose as one class cast at a meeting of the stockholders called for that purpose.

Section 6. Powers.

The Board of Directors shall exercise all the powers of the Bank except such as are by law, by the Articles of Incorporation of the Bank or pursuant to the Bank’s bylaws conferred upon or reserved to the stockholders.

Section 7. Meetings.

A regular meeting of the Board of Directors shall be held immediately before or after the annual meeting of stockholders. Additional regular meetings of the Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Directors.

Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President, or by the Secretary on the written request of a majority of the Board of Directors on at least two days’ notice to each Director and shall be held at such place or places as may be determined by the Directors, or as shall be stated in the call of the meeting.

Unless otherwise restricted by the Articles of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 8. Quorum.

A majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. Notwithstanding the withdrawal of enough Directors to leave less than a quorum, the Directors present at a duly organized meeting may continue to transact business until adjournment.

Section 9. Compensation.

Directors shall not receive any stated salary for their services as Directors or as members of committees, except that by resolution of the Board of Directors, retainer fees, meeting fees, and expenses of attendance at meetings may be authorized. Nothing herein contained shall be construed to preclude any Director from serving the Bank in any other capacity as an officer, agent or otherwise, and receiving compensation therefore.

Section 10. Action Without Meeting.

Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board of Directors, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

Section 11. Committees.

A majority of the whole Board of Directors shall have the authority to designate one or more committees, each committee to consist of one or more of the Directors of the Bank. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board or in these By-Laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Bank, and may authorize the seal of the. Bank to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 12. Eligibility.

No person shall be eligible to serve as Director of the Bank unless such person shall be the owner of shares of stock of the parent holding company of the number and held in the manner sufficient to meet the requirements of any applicable law or regulation in effect requiring the ownership of Directors’ qualifying shares.

Section 13. Directors Protected.

Each Director shall in the performance of his or her duties be fully protected in relying in good faith upon reports made to the Directors by the officers of the Bank or by state or federal bank examiners or by any independent accountant or by any appraiser selected with reasonable care, or by counsel, or by a committee of the Board, or in relying in good faith upon other records or books of account of the Bank.

ARTICLE IV. OFFICERS

Section 1. Officers, Elections, Terms.

The officers of the Bank shall be a Chief Executive Officer; a President; one or more Regional or Local Presidents if the Board so determines; one or more Vice Presidents, who may be designated Senior Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, and Assistant Vice Presidents; a Secretary; one or more Assistant Secretaries; a Chief Financial Officer; a Controller; an Auditor; and such other officers as may be deemed appropriate. All of such officers shall be appointed annually by the Board of Directors to serve for a term of one year and until their respective successors are appointed and qualified or until such officer’s earlier death, resignation, retirement, or removal, except that the Board of Directors may delegate the authority to appoint officers holding the position of Senior Executive Vice President and below in accordance with procedures established or modified by the Board from time to time. Those Officers who serve in the Trust Department shall be so designated by the word “Trust” in their title. None of the officers of the Bank need be Directors. More than one office may be held by the same person.

Section 2. Chief Executive Officer.

The Board of Directors shall appoint a Chief Executive Officer of the Bank. The Chief Executive Officer is the most senior executive officer of the Bank, and shall be vested with authority to act for the Bank in all matters and shall have general supervision of the Bank and of its business affairs, including authority over the detailed operations of the Bank and over its personnel, with full power and authority during intervals between sessions of the Board to do and perform in the name of the Bank all acts and deeds necessary or proper, in his or her opinion, to be done and performed and to execute for and in the name of the Bank all instruments, agreements, and deeds which may be authorized to be executed in behalf of the Bank or which may be required by law. The Chief Executive Officer may, but need not, also hold the office of President.

Section 3. President.

The President shall, subject to the control of the Board of Directors and of any committee of the Board having authority in the premises, have, and may exercise the authority to act for the Bank in all ordinary matters and perform other such duties as directed by the By-Laws, the Board of Directors, or the Chief Executive Officer. Among the officers of the Bank, the President is subordinate to only the Chief Executive Officer and is senior to the other officers of the Bank. The authority of the President shall include authority over the detailed operations of the Bank and over its personnel with full power and authority during intervals between sessions of the Board to do and perform in the name of the Bank all acts and deeds necessary or proper, in his or her opinion, to be done and performed and to execute for and in the name of the Bank all instruments, agreements, and deeds which may be authorized to be executed in behalf of the Bank or which may be required by law.

Section 4. Vice Presidents.

The Vice Presidents shall, subject to the control of the Board of Directors, the Chief Executive Officer or the President, have and may exercise the authority vested in them in all proper matters, including authority over the detailed operations of the Bank and over its personnel.

Section 5. Chief Financial Officer.

The Chief Financial Officer or his designee shall have custody of all funds of the Bank. He or his designee shall have and perform such duties as are incident to the office of Chief Financial Officer and such other duties as may from time to time be assigned to him by the Board of Directors, the Chief Executive Officer, or the President.

Section 6. Secretary.

The Secretary shall keep minutes of all meetings of the stockholders and the Board of Directors unless otherwise directed by those bodies. The Secretary, or in his absence, any Assistant Secretary, shall attend to the giving and serving of all notices of the Bank. He shall perform all the duties incident to the office of Secretary, subject to the control of the Board of Directors, and shall do and perform such other duties as may from time to time be assigned by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President,

Section 7. Controller.

The Controller shall, under the direction of the Chief Executive Officer, the President, the Chief Financial Officer, or a more senior officer, have general supervision and authority over all reports required of the Bank by law or by any public body or officer or regulatory authority pertaining to the condition of the Bank and its assets and liabilities. The Controller shall have general supervision of the books and accounts of the Bank and its methods and systems of recording and keeping accounts of its business transactions and of its assets and liabilities. The Controller shall be responsible for preparing statements showing the financial condition of the Bank and shall furnish such reports and financial records as may be required of him or her by the Board of Directors or by the Chief Executive Officer, the President, the Chief Financial Officer, or other more senior officer.

Section 8. Auditor.

The Auditor’s office may be filled by an employee of the Bank or his or her duties may be performed by an employee or committee of the parent company of the Bank. The Auditor shall have general supervision of the auditing of the books and accounts of the Bank, and shall continuously and from time to time check and verify the Bank’s transactions, its assets and liabilities, and the accounts and doings of the officers, agents and employees of the Bank with respect thereto. The Auditor whether an employee of the Bank or of its parent shall be directly accountable to and under the jurisdiction of the Board of Directors and, if applicable, its designated committee, acting independently of all officers, agents and employees of the bank. The Auditor shall render reports covering matters in his or her charge regularly and upon request to the Board and, if applicable, its designated committee.

Section 9. Other Officers and Agents.

The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The functions of a cashier of the Bank may be performed by the Controller or any other officer of the Bank whose area of responsibility includes the function to be performed.

Section 10. Officer in Charge of Wealth Management.

The officer in charge of Wealth Management shall be designated as such by the Board of Directors and shall exercise general supervision and management over the affairs of Private Wealth Management, Institutional Services, and Wealth Management Operations and Support, which groups are responsible for exercise of the Bank’s trust powers. That officer is hereby empowered to appoint all necessary agents or attorneys; also to make, execute and acknowledge all checks, bonds, certificates, deeds, mortgages, notes, releases, leases, agreements, contracts, bills of sale, assignments, transfers, powers of attorney or of substitution, proxies to vote stock, or any other instrument in writing that may be necessary in the purchase, sale, mortgage, lease, assignment, transfer, management or handling, in any way of any property of any description held or controlled by the Bank in any fiduciary capacity. Said officer shall have such other duties and powers as shall be designated by the Board of Directors.

Section 11. Other Officers in Private Wealth Management, Institutional Services, and Wealth Management Operations and Support.

The officer in charge of Wealth Management shall appoint officers responsible for the activities of Private Wealth Management, Institutional Services, and Wealth Management Operations and Support. Various other officers as designated by the officers responsible for the activities of Private Wealth Management, Institutional Services, and Wealth Management Operations and Support are empowered and authorized to make, execute, and acknowledge all checks, bonds, certificates, deeds, mortgages, notes, releases, leases, agreements, contracts, bills of sale, assignments, transfers, powers of attorney or substitution, proxies to vote stock or any other instrument in writing that may be necessary to the purchase, sale, mortgage, lease, assignments, transfer, management or handling in any way, of any property of any description held or controlled by the Bank in any fiduciary capacity.

Section 12. Removal and Retirement of Officers.

At its pleasure, the Board of Directors may remove any officer from office at any time by a majority vote of the Board, provided however that the terms of any employment or compensation contract shall be honored according to its terms. An individual’s status as an officer will terminate without the necessity of any other action or ratification immediately upon termination for any reason of the individual’s employment by the Bank.

ARTICLE V. MISCELLANEOUS

Section 1. Certificates of Stock.

Certificates of stock of the Bank shall be signed by the President and the Secretary of the Bank, which signatures may be represented by a facsimile signature. The certificate may be sealed with the seal of the Bank or an engraved or printed facsimile thereof. The certificate represents the number of shares of stock registered in certificate form owned by such holder.

Section 2. Lost Certificates.

In case of the loss or destruction of any certificate of stock, the holder or owner of same shall give notice thereof to the Chief Executive Officer, the President, any Vice President, or the Secretary of the Bank and, if such holder or owner shall desire the issue of a new certificate in the place of the one lost or destroyed, he or she shall make affidavit of such loss or destruction and deliver the same to any one of said officers and accompany the same with a bond with surety satisfactory to the Bank to indemnify the

Bank and save it harmless against any loss, cost or damage in case such certificate should thereafter be presented to the Bank, which affidavit and bond shall be, at the discretion of the deciding party listed in this Section 2, unless so ordered by a court having jurisdiction over the matter, approved or rejected by the Board of Directors or by the Chief Executive Officer or by the President or an Executive or Senior Vice President before the issue of any new certificate.

Section 3. Transfer of Shares.

Title to a certificate and to the shares represented thereby can be transferred only by delivery of the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented thereby, or by delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign, or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person.

Section 4. Fractional Shares.

No fractional part of a share of stock shall ever be issued by this Bank.

Section 5. Stockholders Record Date.

In order that the Bank may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6. Dividends.

Subject to the provisions of the Articles of Incorporation, the Board of Directors may, out of funds legally available therefore at any regular or special meeting, declare dividends upon the capital stock of the Bank as and when they deem expedient. Before declaring any dividend there may be set apart out of any fund of the Bank available for dividends, such sum or sums as the Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Directors shall deem conducive to the interests of the Bank. No dividends shall be declared which exceed the amounts authorized by applicable laws and regulations or are otherwise contrary to law.

Section 7. Seal.

The corporate seal of the Bank shall be circular in shape and shall include the words “Regions Bank” around the outer edge of the circle and the word “Seal” in the center of the circle. The seal may also include appropriate descriptors, such as the words: “An Alabama Banking Corporation”. The Secretary of the Bank shall have custody of the seal and is authorized to affix the same to instruments, documents, and papers as required by law or as customary or appropriate in the Secretary’s judgment and discretion. Without limiting the general authority of the Board of Directors of the Bank to name, appoint, remove, and define the duties of officers of the Bank, the Secretary is further authorized to cause reproductions of the seal to be made, distributed to, and used by officers and employees of the Bank whose duties and responsibilities involve the execution and delivery of instruments, documents, and papers bearing the seal of the Bank. In this regard, the Secretary is further authorized to establish, implement, interpret, and enforce policies and procedures governing the use of the seal and the authorization by the Secretary of officers and employees of the Bank to have custody of and to use the seal. Such policies and procedures may include (i) the right of the Secretary to appoint any Bank employee as an Assistant Secretary of the Bank, if such appointment would, in the Secretary’s judgment, be convenient with respect to such employee’s custody and use of a seal and/or (ii) the right of the Secretary to authorize Bank employees to have and use seals as delegates of the Secretary without appointing such employees as Assistant Secretaries of the Bank.

Section 8. Fiscal Year.

The fiscal year of the Bank shall be the calendar year.

Section 9. Checks, Drafts, Transfers, etc.

The Chief Executive Officer, the President, any Regional or Local President, any Vice President or Assistant Vice President, any Branch Manager or any other employee designated by the Board of Directors, is authorized and empowered on behalf of the Bank and in its name to sign and endorse checks and warrants, to draw drafts, to issue and sign cashier’s checks, to guarantee signatures, to give receipts for money due and payable to the Bank, to sell, assign and transfer shares of capital stock, bonds, or other personal property or securities standing in the name of or held by the Bank, whether in its own right or in any fiduciary capacity, and to make or join in such consents, requests or commitments with respect to the same as may be appropriate or authorized as to the holder thereof, and to sign such other papers and do such other acts as are necessary in the performance of his or her duties. The authority conveyed to any employee designated by the Board may be limited by general or specific resolution of the Board.

Section 10. Notice and Waiver of Notice.

Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States, mail, postage, prepaid, or by telegram, teletype, facsimile transmission or other form of wire, wireless, or other electronic communication or by private carrier addressed to the person entitled thereto at his address as it appears on the records of the Bank, and such notice shall be deemed to have been given on the date of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of meetings except as otherwise provided by statute.

Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Articles of Incorporation of the Bank or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 11. Right of Indemnity.

To the full extent allowed by Section 10-2B-8.5 et seq. of the Code of Alabama (1975), or any statute amendatory or supplemental thereof, the Bank shall indemnify and hold harmless each director or officer now or hereafter serving the Bank against any loss and reasonable expenses actually and necessarily incurred by him or her in connection with the defense of any claim, or any action, suit or proceeding against him or her or in which he or she is made a party, by reason of his or her being or having been a Director or officer of the Bank, or who, while a Director or officer of the Bank, is or was serving as at the Bank’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. Such right of indemnity shall not be deemed exclusive of any other rights to which such Director or officer may be entitled under any statute, article of incorporation, rule of law, other bylaw, agreement, vote of stockholders or directors, or otherwise. Nor shall anything herein contained restrict the right of the Bank to indemnify or reimburse any officer or Director in any proper case even though not specifically provided for herein. The Bank may purchase and maintain insurance in such amounts as the Board of Directors deems appropriate on behalf of said Directors or officers so as to offset any potential liability asserted against said Directors or officers acting in such capacity as described in these By-Laws.

Section 12. Execution of Instruments and Documents.

The Chief Executive Officer, or the President, or any Regional or Local President or any Vice President is authorized, in his or her discretion, to do and perform any and all corporate and official acts in carrying on the business of the Bank, including, but not limited to, the authority to make, execute, acknowledge, accept and deliver any and all deeds, mortgages, releases, bills of sale, assignments, transfers, leases (as lessor or lessee), powers of attorney or of substitution, servicing or sub-servicing agreements, vendor agreements, proxies to vote stock or any other instrument in writing that may be necessary in the purchase, sale, lease, assignment, transfer, discount, management or handling in any way of any property of any description held, controlled or used by Bank or to be held, controlled or used by Bank, either in its own or in its fiduciary capacity and including the authority from time to time to open bank accounts with the Bank or any other institution, to borrow money in such amounts for such lengths of time, at such rates of interest and upon such terms and conditions as any said officer may deem proper and to evidence the indebtedness thereby created by executing and delivering in the name of the Bank promissory notes or other appropriate evidences of indebtedness, and to guarantee the obligations of any subsidiary or affiliate of the Bank. The enumeration herein of particular powers shall not restrict in any way the general powers and authority of said officers.

By way of example and not limitation, such officers of the Bank are authorized to execute, accept, deliver and issue, on behalf of the Bank and as binding obligations of Bank, such agreements and instruments as may be within the officer’s area of responsibility, including, as applicable, agreements and related documents (such as schedules, confirmations, transfers, assignments, acknowledgments, and other documents) relating to derivative transactions, loan or letter of credit transactions, syndications, participations, trades, purchase and sale or discount transactions, transfers and assignments, servicing and sub-servicing agreements, vendor agreements, securitizations, and transactions of whatever kind or description arising in the conduct of the Bank’s business.

The authority to execute and deliver documents, instruments, and agreements may be limited by resolution of the Board of Directors, by a committee of the Board of Directors, by the Chief Executive Officer, or by the President, by reference to subject matter, category, amount, geographical location, or any other criteria, and may be made subject to such policies, procedures, and levels of approval as may be adopted or amended from time to time.

Section 13. Voting Bank’s Securities.

Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, the President, any Executive Vice President or above, the Controller, the Bank’s General Counsel, and any other officer as may be designated by the Board of Directors shall have full power and authority on behalf of the Bank to attend, and to act and to vote, and to execute a proxy or proxies empowering others to attend, and to act and to vote, at any meetings of security holders of any of the corporations in which the Bank may hold securities and, at such meetings, such officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities which, as the owner thereof, the Bank might have possessed and exercised, if present.

Section 14. Bonds of Officers and Employees.

The Board of Directors shall from time to time designate the officers and employees who shall be required to give bond and fix the amounts thereof.

Section 15. Satisfaction of Loans.

On payment of sums lent, for which security shall have been taken either by way of mortgage or other lien on real or personal property or by the pledge of collateral, whether said loans have been made from funds of the Bank or from funds held in fiduciary capacity, any officer of the Bank shall have the power and authority to enter the fact of payment or satisfaction on the margin of the record of any such security or in any other legal manner to cancel such indebtedness and to release said security, and the Chief Executive Officer or the President or any Regional or Local President or any Vice President of the Bank shall have power and authority to execute a power of attorney authorizing the cancellation, release or satisfaction of any mortgage or other security given to the Bank in its corporate or fiduciary capacity, by such person as he or she may in his or her discretion appoint.

Section 16. Emergencies.

In the event of an emergency declared by the President of the United States or the person performing his or her functions, the officers and employees of this Bank will continue to conduct the affairs of the Bank under such guidance from the Directors as may be available except as to matters which by statute require specific approval of the Board of Directors and subject to conformance with any governmental directives or directives of the Federal Deposit Insurance Corporation during the emergency.

ARTICLE VI. AMENDMENTS

Except as otherwise provided herein or in the articles of incorporation of the Bank, these By-Laws may be amended or repealed by the affirmative vote of a majority of the Directors then holding office at any regular or special meeting of the Board of Directors, and the Stockholders may make, alter or repeal any By-Laws, whether or not adopted by them.

Exhibit 6 to Form T-1

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, Regions Bank hereby consents that reports of examination of Regions Bank by Federal, State, Territorial or District regulatory authorities may be furnished by such regulatory authorities to the Securities and Exchange Commission upon request therefor.

Dated: September 17, 2014

REGIONS BANK

By:	/s/ Wallace L. Duke, Jr.
	Name:	Wallace L. Duke, Jr.
	Title:	Vice President

Exhibit 7 to Form T-1

Regions Bank		FFIEC 031
Legal Title of Bank		Page 16 of 79

Birmingham		RC-1
City

AL	35203
State	Zip Code
FDIC Certificate Number: 12368

Consolidated Report of Condition for Insured Banks and Savings Associations for June 30, 2014

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCFD	Tril | Bil | Mil | Thou
Assets
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)			0081	2,282,440	1.a
b. Interest-bearing balances (2)			0071	2,702,996	1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	2,271,982	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	21,409,223	2.b
3. Federal funds sold and securities purchased under agreements to resell:			RCON
a. Federal funds sold in domestic offices			B987	0	3.a
			RCFD
b. Securities purchased under agreements to resell (3)			8989	20,000	3.b
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale			5369	514,284	4.a
b. Loans and leases, net of unearned income	B528	76,512,868			4.b
c. LESS: Allowance for loan and lease losses	3123	1,229,045			4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	75,283,823	4.d
5. Trading assets (from Schedule RC-D)			3545	497,615	5
6. Premises and fixed assets (including capitalized leases)			2145	2,182,796	6
7. Other real estate owned (from Schedule RC-M)			2150	122,615	7
8. Investments in unconsolidated subsidiaries and associated companies			2130	0	8
9. Direct and indirect investments in real estate ventures			3656	0	9
10. Intangible assets:
a. Goodwill			3163	4,242,336	10.a
b. Other intangible assets (from Schedule RC-M)			0426	531,335	10.b
11. Other assets (from Schedule RC-F)			2160	5,895,903	11

12. Total assets (sum of items 1 through 11)			2170	117,957,348	12

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

Regions Bank	FFIEC 031
Legal Title of Bank	Page 16a of 79
FDIC Certificate Number: 12368	RC-1a

Schedule RC—Continued

Dollar Amounts in Thousands			RCON	Tril | Bil | Mil | Thou
Liabilities
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			2200	96,092,993	13.a
(1) Noninterest-bearing (4)	6631	31,595,665			13.a.1
(2) Interest-bearing	6636	64,497,328			13.a.2
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN
(from Schedule RC-E, part II)			2200	222,985	13.b
(1) Noninterest-bearing	6631	0			13.b.1
(2) Interest-bearing	6636	222,985			13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:			RCON
a. Federal funds purchased in domestic offices (5)			B993	0	14.a
			RCFD
b. Securities sold under agreements to repurchase (6)			B995	1,818,220	14.b
15. Trading liabilities (from Schedule RC-D)			3548	0	15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			3190	130,936	16
17. and 18, Not applicable

(4)	Includes noninterest-bearing demand, time, and savings deposits.
(5)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
(6)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

Regions Bank	FFIEC 031
Legal Title of Bank	Page 17 of 79
FDIC Certificate Number: 12368	RC-2

Dollar Amounts in Thousands	RCFD	Tril | Bil | Mil | Thou
Liabilities—Continued
19. Subordinated notes and debentures (1)	3200	1,600,161	19
20. Other liabilities (from Schedule RC-G)	2930	1,826,555	20

21. Total liabilities (sum of items 13 through 20)	2948	101,691,850	21

22. Not applicable

Equity Capital
Bank Equity Capital
23. Perpetual preferred stock and related surplus	3838	0	23
24. Common stock	3230	103	24
25. Surplus (excludes all surplus related to preferred stock)	3839	17,453,411	25
26. a. Retained earnings	3632	–1,135,368	26.a
b. Accumulated other comprehensive income (2)	B530	–52,648	26.b
c. Other equity capital components (3)	A130	0	26.c

27. a. Total bank equity capital (sum of items 23 through 26.c)	3210	16,265,498	27.a

b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	0	27.b

28. Total equity capital (sum of items 27.a and 27.b)	G105	16,265,498	28

29. Total liabilities and equity capital (sum of items 21 and 28)	3300	117,957,348	29

Memoranda

To be reported with the March Report of Condition.

	RCFD	Number
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2013	6724	N/A	M.1

1	=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2	=	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3	=	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm.

4	=	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5	=	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)
6	=	Review of the bank’s financial statements by external auditors
7	=	Compilation of the bank’s financial statements by external auditors
8	=	Other audit procedures (excluding tax preparation work)
9	=	No external audit work

To be reported with the March Report of Condition.

	RCON	MM / DD
2. Bank’s fiscal year-end date	8678	N/A	M.2

(1)	Includes limited-life preferred stock and related surplus.
(2)	Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other post retirement plan adjustments.
(3)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.